Exhibit 5.2


                 [Letterhead of Richards, Layton & Finger, P.A.]



                                                               October 15, 2003

Exelon Corporation
Exelon Capital Trust I
Exelon Capital Trust II
Exelon Capital Trust III
10 South Dearborn Street - 37th Floor
P.O. Box 805379
Chicago, IL  60680-5379

                  Re: Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III, each a Delaware statutory trust (each, a "Trust," and collectively, the "Trusts"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

          (a) The Certificate of Trust of each Trust, each dated August 25, 2003 (collectively, the "Certificates"), as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 25, 2003;

          (b) The Declaration of Trust of each Trust, each dated as of August 25, 2003, among Exelon Corporation, a Pennsylvania corporation (the "Company"), and the trustees of the Trust named therein;

          (c) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus"), relating to, among other things, the trust preferred securities of the Trusts representing undivided beneficial interests in the assets of each Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), as filed by the

Exelon Corporation
Exelon Capital Trust I
Exelon Capital Trust II
Exelon Capital Trust III
October 15, 2003
Page 2 of 3

Company and the Trusts with the Securities and Exchange Commission (the "SEC") on September 5, 2003, as amended by Amendment No. 1 thereto, as proposed to be filed by the Company and the Trusts with the SEC on or about October 15, 2003;

          (d) A form of Amended and Restated Declaration of Trust for the Trusts (including Exhibits A and C thereto) (each, a "Declaration," and collectively, the "Declarations"), to be entered into with respect to each Trust among the Company, as sponsor, the trustees of such Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of such Trust, attached as an exhibit to the Registration Statement; and

          (e) A Certificate of Good Standing for each Trust, each dated September 4, 2003, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Declarations.

          As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Company.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Declarations and the Certificates will be in full force and effect and will not be amended, (ii) that each of the parties to the documents examined by us (other than each Trust) has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us (other than each Trust) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us (other than each Trust) has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Preferred Security is to be issued by a Trust (collectively, the "Preferred Security Holders") of a Preferred Securities Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the applicable Declaration and the Registration Statement, and (vii) that the Preferred Securities will be issued and sold to the Preferred Security Holders in accordance with the applicable Declaration and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

Exelon Corporation
Exelon Capital Trust I
Exelon Capital Trust II
Exelon Capital Trust III
October 15, 2003
Page 2 of 3

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del.C. ss. 3801, et seq.).

          2. The Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of such Trust.

          3. The Preferred Security Holders of a Trust, as beneficial owners of such Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders of a Trust may be obligated to make payments as set forth in the Declaration of such Trust.

          We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

                                           Very truly yours,

                                           /s/ Richards, Layton & Finger, P.A.


BJK/EJE